UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 15, 2008
FEDERAL SIGNAL CORPORATION
(Exact name of Company as specified in its charter)

Delaware	1-6003	36-1063330
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1415 West 22ndStreet		60523
Oak Brook, Illinois		(Zip Code)
(Address of principal executive offices)
(630) 954-2000
(Company’s telephone number, including area code)
Not applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.1
EXHIBIT 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) James E. Goodwin’s last day as the interim Chief Executive Officer and President of Federal Signal Corporation (the “Company”) was September 15, 2008. Mr. Goodwin has been a director of the Company since 2005 and will continue to serve on the Company’s Board of Directors.
     (c) On September 15, 2008, the Board of Directors of the Company appointed William H. Osborne as the Chief Executive Officer and President of the Company. Beginning in 1990, Mr. Osborne, 48, held various positions with Ford Motor Company and its affiliates. In 2008, Mr. Osborne was selected to serve as the President and Chief Executive Officer of Ford of Australia. Prior to that time, from 2005 to 2008, Mr. Osborne served as the President and Chief Executive Officer of Ford of Canada and from 2003 to 2005, Mr. Osborne served as the Executive Director, Pickup Truck and Commercial Vehicles, North American Truck Business of Ford Motor Company. Mr. Osborne has no familial relationships with any of the Company’s directors or executive officers and has no business relationships with the Company that are required to be disclosed under Item 404(a) of Regulation S-K.
          In connection with Mr. Osborne’s appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Osborne, a copy of which is filed herewith as Exhibit 10.1. The Employment Agreement has an initial term ending on December 31, 2010 and thereafter renews for successive three-year periods. Set forth below is a brief description of the material terms of the Employment Agreement. The following description is qualified in its entirety by reference to the Employment Agreement.
          Annual Base Salary: Mr. Osborne will be paid a minimum annual base salary of $650,000.
          Annual Incentive Bonus: Mr. Osborne will be provided an opportunity to earn an annual cash incentive bonus under the Company’s Management Incentive Plan or a subsequent plan. For 2008, Mr. Osborne’s annual cash incentive bonus target has been set at 90% of his annual base salary. Any bonus payable to Mr. Osborne for his 2008 service to the Company will be pro-rated to reflect the term of his actual employment with the Company.
          Equity Awards: On Mr. Osborne’s first day of employment, September 15, 2008, Mr. Osborne received the equity award grants listed below in the form of non-qualified stock options, restricted stock and performance-based restricted stock units under the Company’s 2005 Executive Incentive Compensation Plan:
          A non-qualified stock option for 75,137 shares of the Company’s common stock at an exercise price of $14.93 per share (i.e., the closing price of the Company’s common stock as reported by the New York Stock Exchange on September 15, 2008). The option will vest and become exercisable as to one-third of the shares subject thereto on each of September 15, 2009, 2010 and 2011.
          A restricted stock award for 24,559 shares of the Company’s common stock that will fully vest on September 15, 2011.
          A performance-based restricted stock unit award for 20,991 shares of the Company’s common stock. Vesting of the performance-based restricted stock units as to a number of shares of common stock of the Company is tied to the attainment of three-year performance metrics relative to the Company’s designated peer group for the performance period beginning on January 1, 2008 and ending on December 31, 2010.
          Savings Restoration Plan Credit: On September 15, 2008, the Company established an account in Mr. Osborne’s name under the Company’s Savings Restoration Plan and credited $200,000 to the account. So long as Mr. Osborne is employed by the Company on September 15 in each subsequent year, the Company will be obligated to credit Mr. Osborne’s Savings Restoration Plan account in an additional amount of $200,000 on each such date for a period of nine years. All amounts credited to Mr. Osborne’s account will vest over three years at the rate of one-third of the amount in each year.
          Other Compensation Components: Until Mr. Osborne attains permanent housing, the Company has agreed to reimburse Mr. Osborne for his moving costs and reasonable temporary living expenses. Mr. Osborne is also entitled to receive a signing bonus and housing allowance in the total amount of $500,000 upon his purchase of a permanent residence in the Chicago, Illinois metropolitan area. Further, to the extent that Mr. Osborne is required to re-pay a retention bonus from his former employer, the Company will reimburse Mr. Osborne in an amount not to exceed $263,000.

          Termination and Severance: If the Company terminates Mr. Osborne’s employment without Cause or he resigns for Good Reason (as such terms are defined in the Employment Agreement) on or prior to September 15, 2010, Mr. Osborne will receive, in addition to his accrued and unpaid salary and a pro-rated annual cash incentive bonus target through the date of termination, an amount equal to two times his annual base salary paid in equal monthly installments over a period of two years, and one times his annual cash incentive bonus target paid in equal monthly installments over a period of one year. If the Company terminates Mr. Osborne’s employment without Cause or he resigns for Good Reason after September 15, 2010, Mr. Osborne will receive, in addition to his accrued and unpaid salary and a pro-rated annual cash incentive bonus target through the date of termination, an amount equal to one times the sum of his annual base salary plus his annual cash incentive bonus target paid in equal monthly installments over a period of one year. Mr. Osborne and his covered dependents will also continue to receive health benefits for up to 18 months following the date of termination at the same coverage level and cost to Mr. Osborne as in effect prior to his termination.
          Termination and Severance Upon a Change in Control: If the Company terminates Mr. Osborne’s employment without Cause or he resigns for Good Reason within 24 months following a Change in Control of the Company (as defined in the Employment Agreement), Mr. Osborne will receive, in addition to his accrued and unpaid salary and a pro-rated annual cash incentive bonus target, an amount equal to two times the sum of his annual base salary and annual cash incentive bonus target. Mr. Osborne and his covered dependents will also continue to receive health benefits for up to 36 months following the date of termination at the same coverage level and cost to Mr. Osborne as in effect prior to his termination. Additionally, in this case, Mr. Osborne’s equity awards will become immediately exercisable or vested and all restrictions on such equity awards will immediately lapse, the Company will have an obligation to fund a trust in an amount equal to 100% of the amounts necessary to satisfy its liabilities under the Savings Restoration Plan, and the Company will also have an obligation to vest and cash-out all outstanding cash-based long-term incentive awards held by Mr. Osborne. Mr. Osborne is also entitled to receive outplacement services in an amount not to exceed $50,000. The Employment Agreement also contains limitations on Mr. Osborne’s competing with the Company and soliciting employees of the Company following termination of his employment. In the event the Company terminates Mr. Osborne’s employment without Cause or he resigns for Good Reason within 24 months following a Change in Control of the Company, as consideration for the non-compete covenant contained in the Employment Agreement, Mr. Osborne will also receive an amount equal to one times the sum of his annual base salary and annual cash incentive bonus target.
          The Employment Agreement also provides that in the event any Change-in-Control payment provided by the Company to or for the benefit of Mr. Osborne is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company will make an additional payment to Mr. Osborne that will be sufficient, after giving effect to all taxes, interest and penalties with respect to such payment, to make Mr. Osborne whole for all taxes (including income taxes) imposed under Section 4999 of the Internal Revenue Code.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     10.1 Employment Agreement dated September 15, 2008 between the Company and William H. Osborne
     99.1 Press Release, dated September 15, 2008, announcing the appointment of William H. Osborne as the Chief Executive Officer and President of the Company.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2008	FEDERAL SIGNAL CORPORATION

	By:	/s/ Stephanie K. Kushner

Stephanie K. Kushner
Vice President and Chief Financial Officer